EXHIBIT 99.1

Eagle Bancorp Announces Second Quarter Earnings and Declares Quarterly Cash Dividend

Eagle Bancorp ("Eagle") (OTCBB:EBMT), the stock holding company of American Federal Savings Bank (the "Bank"), reported net income of $461,000, or $0.43 per share ($0.38 per share diluted), for the three months ended December 31, 2006, and declared a cash dividend of $0.22 per share. This represents an increase of 3.6% over the $445,000 in earnings for the quarter ended December 31, 2005. Earnings for the six month period ended December 31, 2006 were $883,000, or $0.82 per share ($0.73 per share diluted), a decrease of $61,000, or 6.5%, from the $944,000 earned for the six month period ended December 31, 2005.

Also today, Eagle's Board of Directors declared a quarterly cash dividend of $0.22 per share for the second quarter of Eagle's fiscal year. The dividend is payable February 9, 2007 to shareholders of record at the close of business on January 26, 2007.

The increase in net income of $16,000 for the second quarter was the result of an increase in noninterest income of $75,000, offset by a decrease in net interest income of $60,000 and an increase in noninterest expense of $24,000. Eagle's tax provision was $25,000 lower in the current quarter. Noninterest income increased due to an increase in gain on sale of loan income, as the Bank chose to sell a higher percentage of its mortgage originations this quarter. Eagle's annualized return on assets was 0.78% and its annualized return on equity was 7.79% for the quarter, compared with 0.83% and 7.95%, respectively, for the same quarter in 2005.

Total interest and dividend income increased by $516,000 to $3.10 million for the quarter ended December 31, 2006 from $2.58 million for the quarter ended December 31, 2005. This was due to increases in interest and fees on loans of $481,000 and interest on securities available-for-sale of $56,000, which were partially offset by a decrease in interest on deposits with banks of $20,000. Total interest expense increased $576,000 to $1.47 million for the quarter ended December 31, 2006 from $896,000 for the quarter ended December 31, 2005. Of that amount, interest on deposits increased $325,000 and interest on borrowings increased $251,000.

Earnings for the six-month period ended December 31, 2006 were $883,000, or $0.82 per share ($0.73 per share diluted), a decrease of $61,000, or 6.5%, compared to $944,000, or $0.87 per share ($0.78 per share diluted) for the six-month period ended December 31, 2005. The decrease in net income for the period was the result of decreases in net interest income of $76,000 and noninterest income of $31,000, along with an increase in noninterest expense of $48,000. Eagle's tax provision was $94,000 lower in the current period. Net interest income declined due to higher interest expense, as funding costs continue to rise. Noninterest income was lower due to the adjustment in 2005 to the valuation of Eagle's mortgage servicing rights in the amount of $46,000. Eagle's annualized return on assets was 0.76% and its annualized return on equity was 7.61%, compared with 0.90% and 8.45%, respectively, for the same six-month period in 2005.

Total assets increased $11.9 million, or 5.3%, to $238.1 million at December 31, 2006 from $226.2 million at June 30, 2006. Loans receivable increased $6.4 million, or 4.5%, to $147.3 million from $140.9 million, while investment securities available-for-sale increased $2.2 million, or 3.4%, to $66.4 million from $64.2 million. Advances and other borrowings increased $9.5 million, to $31.9 million from $22.4 million, while deposits were up slightly. Total stockholders' equity increased $1.3 million, or 5.8%, to $23.9 million at December 31, 2006 from $22.6 million at June 30, 2006, as a result of net income for the period of $883,000 and a decrease in accumulated other comprehensive loss of $725,000 (mainly due to a decrease in net unrealized loss on securities available-for-sale). These were partially offset by dividends paid and purchases of treasury stock.

American Federal Savings Bank is a wholly owned subsidiary of Eagle and was formed in 1922 and is headquartered in Helena, Montana. It has additional branches in Butte, Bozeman and Townsend. Eagle's common stock trades on the OTC Bulletin Board under the symbol "EBMT." Eagle is a subsidiary of Eagle Financial MHC, a federal mutual holding company formed in 2000, which owns approximately 59.7% of Eagle Bancorp's common stock.

This release may contain certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Eagle intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, and is including this statement for purposes of these safe harbor provisions.

Financial highlights for Eagle Bancorp follow.

EAGLE BANCORP AND SUBSIDIARY
 (consolidated)
 (Dollars in Thousands)
                                               December 31,   June 30,
                                                   2006        2006
                                               (Unaudited)   (Audited)
 ASSETS

 Cash and due from banks                            4,421        2,844
 Interest-bearing deposits with
  banks                                               509           27
                                                  -------      -------
 Total cash and cash equivalents                    4,930        2,871

 Investment securities
  available-for-sale, at market
  value                                            66,446       64,198
 Investment securities
  held-to-maturity, at cost                           977        1,018
 Investment in Eagle Bancorp
  Statutory Trust I                                   155          155
 Federal Home Loan Bank stock,
  at cost                                           1,315        1,315
 Mortgage loans held-for-sale                       2,063          918
 Loans receivable, net of
  deferred loan fees and
  allowance for loan losses of
  $520 at December 31, 2006 and
  $535 at June 30, 2006                           147,331      140,858
 Accrued interest and dividends
  receivable                                        1,280        1,211
 Mortgage servicing rights, net                     1,682        1,722
 Property and equipment, net                        5,938        5,962
 Cash surrender value of life
  insurance                                         5,664        5,230
 Real estate acquired in
  settlement of loans, net of
  allowance for losses                                  0            0
 Other assets                                         304          720
                                                  -------      -------

       Total assets                               238,085      226,178
                                                  =======      =======

 LIABILITIES
 Deposit accounts:

   Noninterest bearing                             12,575       12,575
   Interest bearing                               162,760      161,767
                                                  -------      -------
       Total Deposits                             175,335      174,342

 Advances from Federal Home Loan
  Bank and Other Borrowings                        31,863       22,371
 Long-Term Subordinated Debentures                  5,155        5,155
 Accrued expenses and other
  liabilities                                       1,863        1,765
                                                  -------      -------
       Total liabilities                          214,216      203,633

 EQUITY

 Preferred stock (no par value,
  1,000,000 shares authorized,
  none issued or outstanding)
 Common stock (par value $0.01
  per share; 9,000,000 shares
  authorized; 1,223,572 shares
  issued; 1,086,557 and
  1,091,722 shares outstanding
  at December 31, 2006 and
  June 30, 2006, respectively)                         12           12
 Additional paid-in capital                         4,330        4,274
 Unallocated common stock held
  by ESOP                                            (110)        (129)
 Treasury stock, at cost                           (4,687)      (4,521)
 Retained earnings                                 24,746       24,056
 Accumulated other comprehensive
  (loss) income                                      (422)      (1,147)
                                                  -------      -------
       Total equity                                23,869       22,545

       Total liabilities and
         equity                                   238,085      226,178
                                                  =======      =======

                     EAGLE BANCORP AND SUBSIDIARY
                   Consolidated Statements of Income
               (In Thousands, except for Per Share Data)

                         Three Months Ended      Six Months Ended
                         December 31,            December 31,
                         ---------------------   ---------------------
                            2006        2005        2006       2005
                         ---------   ---------   ---------   ---------
 Interest and
  Dividend Income:
 Interest and fees
  on loans                  $2,378      $1,897      $4,689      $3,687
 Interest on deposits
  with banks                    16          36          28          47
 FHLB Stock dividends            1           0           1           0
 Securities
  available-for-sale           696         640       1,356       1,263
 Securities
  held-to-maturity              11          13          22          27
                         ---------   ---------   ---------   ---------
     Total interest
      and dividend
      income                 3,102       2,586       6,096       5,024
                         ---------   ---------   ---------   ---------

 Interest Expense:
 Deposits                    1,042         717       1,976       1,383
 Advances and other
  borrowings                   355         104         686         204
 Subordinated
  debentures                    75          75         150          77
                         ---------   ---------   ---------   ---------
     Total interest
      expense                1,472         896       2,812       1,664
                         ---------   ---------   ---------   ---------
 Net Interest Income         1,630       1,690       3,284       3,360
 Loan loss provision             0           0           0           0
                         ---------   ---------   ---------   ---------
 Net interest income
  after loan loss
  provision                  1,630       1,690       3,284       3,360
                         ---------   ---------   ---------   ---------
 Noninterest income:
 Net gain on sale of
  loans                        190         128         309         301
 Demand deposit
  service charges              128         136         263         279
 Mortgage loan
  servicing fees               133         130         271         321
 Net gain on sale of
  available-for-sale
  securities                     1           0           1           1
 Other                         140         123         285         258
                         ---------   ---------   ---------   ---------
     Total
      noninterest
      income                   592         517       1,129       1,160
                         ---------   ---------   ---------   ---------
 Noninterest expense:
 Salaries and
  employee benefits            914         906       1,752       1,738
 Occupancy expenses            133         133         275         258
 Furniture and
  equipment
  depreciation                  68          78         147         157
 In-house computer
  expense                       70          68         141         135
 Advertising expense            60          46         153         116
 Amortization of mtg
  servicing fees                73          92         149         198
 Federal insurance
  premiums                       5           6          11          12
 Postage                        21          19          39          42
 Legal,accounting,
  and examination
  fees                          66          61         124          95
 Consulting fees                20          12          36          30
 ATM processing                 10          12          22          24
 Other                         221         204         428         424
                         ---------   ---------   ---------   ---------
     Total
      noninterest
      expense                1,661       1,637       3,277       3,229
                         ---------   ---------   ---------   ---------

 Income before
  provision for
  income taxes                 561         570       1,136       1,291
                         ---------   ---------   ---------   ---------

 Provision for
  income taxes                 100         125         253         347
                         ---------   ---------   ---------   ---------

 Net income                   $461        $445        $883        $944
                         =========   =========   =========   =========

 Basic earnings per
  share                      $0.43       $0.41       $0.82       $0.87
                         =========   =========   =========   =========

 Diluted earnings
  per share                  $0.38       $0.37       $0.73       $0.78
                         =========   =========   =========   =========

 Weighted average
  shares outstanding
  (basic eps)            1,072,540   1,077,640   1,073,100   1,079,122
                         =========   =========   =========   =========

 Weighted average
  shares outstanding
  (diluted eps)          1,209,012   1,204,412   1,208,435   1,203,835
                         =========   =========   =========   =========

CONTACT:  Eagle Bancorp
          Larry A. Dreyer, President and Chief Executive Officer
            (406) 457-4012
          Peter J. Johnson, Executive Vice President and CFO
            (406) 457-4006